Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Rio Tinto plc of (i) our report dated 23 June 2014 relating to our audit of the financial statements of the Kennecott Utah Copper Savings Plan for Represented Hourly Employees appearing in the annual report on Form 11-K of the Kennecott Utah Copper Savings Plan for Represented Hourly Employees as of and for the year ended 31 December 2013, filed by Rio Tinto plc on 24 June 2014; (ii) our report dated 23 June 2014 relating to our audit of the financial statements and supplemental schedule of the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Hourly Employees appearing in the annual report on Form 11-K of the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Hourly Employees as of and for the year ended 31 December 2013, filed by Rio Tinto plc on 24 June 2014; and (iii) our report dated 23 June 2014 relating to our audit of the financial statements and supplemental schedule of the Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan appearing in the annual report on Form 11-K of the Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan as of and for the year ended 31 December 2013, filed by Rio Tinto plc on 24 June 2014.

/s/ McGladrey LLP

McGladrey LLP

8 September 2014